Exhibit 99.1

                ANADIGICS REPORTS RESULTS FOR FIRST QUARTER 2003

                 * Revenues $16.1 Million; GAAP EPS Loss ($0.40)
                    * CDMA Revenues up 30.2% over Prior Year

WARREN, NJ--April 17, 2003--ANADIGICS, Inc. (Nasdaq:ANAD), a leading supplier of wireless and broadband communications solutions, today announced first quarter 2003 net sales of $16.1 million and EPS loss of ($0.40). This compares with revenue and EPS loss for the fourth quarter 2002 of $18.7 million and $(0.23) and first quarter 2002 of $19.5 million and ($0.85), respectively. During the quarter, the company recorded a charge of $0.6 million or $0.02 per share relating to a reduction in force in manufacturing and administration functions.

Wireless revenues were $8.6 million and were seasonally down versus the fourth quarter 2002 of $11.2 million and slightly down versus prior year of $9.0 million. CDMA revenues of $8.2 million accounted for 95% of wireless revenues in the first quarter 2003 compared with 92% in the last quarter, and 70% in prior year. CDMA revenue was down sequentially by 20.6%, but was up year over year by 30.2%. TDMA revenue of $0.4 million was down sequentially by 56% and down versus prior year by 85%.

Broadband revenues were $7.5 million, flat to last quarter, and down $3.0 million versus prior year. Cable infrastructure revenue of $4.3 million was up sequentially by $0.7 million or 20.0% and lower by $0.6 million or 12.6% versus prior year. Cable subscriber revenue of $3.2 million was sequentially lower by $0.7 million or 18.5% and down by $2.4 million or 42.8% versus prior year, reflecting the continued softness being experienced within the telecommunications' market.

The company maintains a strong balance sheet with total cash and marketable securities of $144.6 million at March 29, 2003.

"The company continues to manage its costs while strategically investing in research and development as well as advanced manufacturing operations to expand its technology base and product breadth across the wireless and broadband product lines," remarked Dr. Bami Bastani, President & Chief Executive Officer of ANADIGICS. "Customer feedback and design win activity remain strong at all levels and we are optimistic that our new GSM and CDMA products will be the major drivers of future growth."

HIGHLIGHTS OF THE QUARTER

o ANADIGICS Introduces New Packaging Technology to Address Market Trend for Lead-Free Consumables

On April 15, 2003 ANADIGICS announced the development of a ground-breaking RF module packaging capability which supports customer efforts to produce 'lead-free' products that meet European and Japanese environmental legislation. ANADIGICS' new laminate-based packaging technology for radio frequency system in package (RF SiP) modules surpasses the latest JEDEC performance requirements by providing Level 3 moisture resistance (MSL 3) at 260(degree)C.

o    ANADIGICS Acquires WLAN Power Amplifier Product Line from RF Solutions,
     Inc.

On April 2, 2003, ANADIGICS announced that it has acquired the complete Wireless Local Area Network (WLAN) power amplifier (PA) and module product lines from RF Solutions Inc., a privately held fabless supplier of WLAN semiconductor products based in Atlanta, Georgia. The transaction is expected to broaden ANADIGICS' customer base and accelerate the Company's penetration into the emerging WLAN market, while increasing its served available market. The transaction strategically addresses IEEE 802.11b, IEEE 802.11a, and IEEE 802.11g (draft) standards.

o    ANADIGICS' Quality Management System Certified To Latest ISO Standard

On March 17, 2003, ANADIGICS announced its successful certification to ISO 9001:2000 in recognition of the Company's Quality Management System. ANADIGICS, Inc. achieved notoriety in the industry in 1993 when it became the first GaAs integrated circuit manufacturer to achieve ISO certification.

o ANADIGICS Introduces the World's Smallest Quad-Band Integrated RF Transmit Module for GSM/GPRS Handsets

On February 20, 2003 ANADIGICS introduced the world's smallest integrated RF transmit module for quad-band GSM/GPRS and GPRS/UMTS handset applications at the 3GSM World Congress. The AWT6201 PowerPlexer(TM) , housed in a 10.5mm by 11mm module, combines ANADIGICS' competencies in InGaP HBT power amplifiers, pHEMT antenna switches, integrated passives filters, and integrated CMOS power control circuitry in a compact solution. The AWT6201 simplifies the development of single-mode GPRS or dual-mode GPRS/UMTS handsets by significantly reducing component count and size while providing consistent electrical performance and high reliability.

o    ANADIGICS Introduces Two Quad-Band Power Amplifier Modules for GSM Handsets

On February 19, 2003, ANADIGICS introduced and demonstrated two small quad-band power amplifiers at the 3GSM World Congress. Developed using ANADIGICS' advanced InGaP HBT technology, the AWT6123 and AWT6108 offer state-of-the-art performance, reliability, and temperature stability. The outstanding temperature stability provided by these power amplifiers enables GPRS Class 12 operation and ensures industry-leading quality levels of data transfer for 3G handsets.

o    ANADIGICS Introduces Four New pHEMT RF Switches

On February 19, 2003, ANADIGICS introduced four new pHEMT RF switches at the 3GSM World Congress. These high performance RF switch products address the requirements of GSM, CDMA, EDGE, and WCDMA handsets by delivering low insertion loss, high linearity, and high isolation. Manufactured on ANADIGICS' low cost 6-inch manufacturing platform using the

Company's pHEMT technology, this family of RF switches delivers industry-leading reliability and performance in low cost die and small 3mm x 3mm IC packaging.

CONFERENCE CALL
ANADIGICS' senior management will conduct a conference call today at 8:30 AM Eastern time. A live audio Webcast will be available at www.anadigics.com. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing (888) 562-3382 (available until April 24)

ANADIGICS, Inc. (Nasdaq: ANAD) designs and manufactures radio frequency integrated circuit (RFIC) solutions for growing broadband and wireless communications markets. The Company's innovative high frequency RFICs enable manufacturers of communications equipment to enhance overall system performance, and reduce manufacturing cost and time to market. By utilizing state-of-the-art manufacturing processes for its RFICs, ANADIGICS achieves the high-volume and cost-effective products required by leading companies in its targeted high-growth communications markets. ANADIGICS was the first GaAs IC manufacturer to receive ISO 9001 certification.

Except for historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, order rescheduling or cancellation, changes in customers' forecasts of product demand, timely product and process development and protection of the associated intellectual property rights, individual product pricing pressure, variation in production yield, changes in estimated product lives, difficulties in obtaining components and assembly and test services needed for production of integrated circuits, change in economic conditions of the various markets the Company serves, as well as the other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the year ended December 31, 2002. Actual results could differ materially from the Company's forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe the Company's future plans, objectives, estimates, or goals are forward-looking statements. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such statements include those factors discussed herein.


                                       3